Exhibit 99.1

Partners Trust Financial Group, Inc. Receives Regulatory Approvals to Acquire Herkimer Trust Corporation, Inc.

Utica, N.Y., December 13, 2002 - Partners Trust Financial Group, Inc. (Nasdaq: PRTR), the holding company for SBU Bank, announced today that it has received the required regulatory approvals to acquire Herkimer Trust Corporation, Inc. and its wholly owned subsidiary, The Herkimer County Trust Company. The parties expect to close the transaction before year-end.

Partners Trust Financial Group, headquartered in Utica, New York, is the holding company for SBU Bank. After completion of the HCT merger, SBU Bank will offer a full complement of business and retail banking products as well as trust, investment, and municipal services through its 16 central New York locations in Oneida, Herkimer, and Onondaga counties. Customers' banking needs are serviced 24 hours a day through a network of ATMs, automated telephone banking, and the bank's website, www.sbu.com.

For additional information contact:

John A. Zawadzki

President and Chief Executive Officer

(315) 738-4778

Steven A. Covert

Senior Vice President and Chief Financial Officer

(315) 738-4993